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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: JULY 6, 1999
                        (Date of earliest event reported)


                         Everflow Eastern Partners, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                       0-19279                  34-1659910
----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission           (I.R.S. Employer
      of incorporation)               File Number)          Identification No.)



585 West Main Street, P.O. Box 629, Canfield, Ohio                44406
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     (Address of principal executive offices)                   (Zip Code)




        Registrant's telephone number, including area code:     (330)533-2692
                                                             -------------------



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Item 5. Other Events
--------------------

         On April 30, 1999, Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company") offered to purchase up to 617,254 of its units of limited partnership interests (the "Units") at a price of $5.79 per Unit in cash (the "Purchase Price"), upon certain terms and conditions (the "Offer to Purchase"). Effective June 30, 1999, the Company accepted an aggregate of 77,344 Units at a price of $5.79 per Unit, net to Sellers in cash, for an aggregate amount of $447,821.76. Immediately after the acceptance of the tendered Units by the Company, there were 6,095,193 Units outstanding.


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                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:      July 6, 1999                EVERFLOW EASTERN PARTNERS, L.P.

                                       By:    EVERFLOW MANAGEMENT LIMITED, LLC
                                              General Partner

                                       By:    EVERFLOW MANAGEMENT CORPORATION
                                              Managing Member


                                       By:    /s/William A. Siskovic
                                              ----------------------------------
                                                  William A. Siskovic
                                                  Vice President and Treasurer